Exhibit 99.1
Axonics® Announces Proposed Public Offering of Common Stock

IRVINE, Calif. – May 11, 2021 – Axonics, Inc. (Nasdaq: AXNX), a global medical technology company that is developing and commercializing novel products for the treatment of bladder and bowel dysfunction, today announced that it has commenced a proposed public offering of $150,000,000 in shares of its common stock. Axonics expects to grant the underwriters a 30-day option to purchase up to $22,500,000 in additional shares of its common stock at the public offering price, less the underwriting discount and commissions.

Axonics anticipates using net proceeds from the offering to repay all or a portion of its outstanding indebtedness of $75 million, support the commercialization of its products throughout the United States and internationally, to conduct related research and development activities and to fund the technological enhancement of its products, and for working capital and general corporate purposes.

BofA Securities, Piper Sandler and SVB Leerink are acting as the joint book-running managers for the proposed offering. Baird, Guggenheim Securities, Needham & Company and Truist Securities are acting as co-managers for the offering. The offering is subject to market and other customary closing conditions, and there can be no assurance as to whether or when the offering may be completed.

The shares described above are being offered pursuant to a shelf registration statement on Form S-3, including a base prospectus, which was previously filed by Axonics with the Securities and Exchange Commission (“SEC”) on May 7, 2020 and became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained by contacting: BofA Securities, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com; Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402; or by telephone at (800) 747-3924 or by email at prospectus@psc.com or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA, 02110, or by telephone at (800) 808-7525, ext. 6105 or by email at syndicate@svbleerink.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Axonics, Inc.
Based in Irvine, Calif., Axonics is a global medical technology company that is developing and commercializing novel products for patients with urinary and bowel dysfunction.

Forward-Looking Statements
Statements Axonics makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Axonics intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including references to Axonics’ expectations regarding the completion, timing and size of its proposed public offering, its expectations with respect to granting the underwriters a 30-day option to purchase additional shares and the anticipated use of proceeds therefrom, reflect its current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to Axonics and on assumptions it has made. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including statements regarding the proposed public offering and the risks and uncertainties disclosed in Axonics’ filings with the SEC, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Axonics undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Axonics
Neil Bhalodkar
Investor Relations
949-336-5293
ir@axonics.com